UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 18, 2009

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado		80021
(Address of principal executive offices)		(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On May 9, 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position (“FSP”) No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” (“FSP APB 14-1”), which requires issuers of a certain type of convertible debt to separately account for the debt and equity components of the convertible debt in a way that reflects the issuer’s borrowing rate at the date of issuance for similar debt instruments without the conversion feature.

As the Company previously disclosed in its earnings releases dated February 11, 2009 and April 28, 2009, and in the Company’s quarterly report on Form 10-Q filed on May 8, 2009, FSP APB 14-1 applies to two convertible debt issuances of Level 3 Communications, Inc. (“Level 3”), the 5.25% Convertible Senior Notes due 2011 and the 3.5% Convertible Senior Notes due 2012. FSP APB 14-1 became effective for Level 3 on January 1, 2009 and requires retrospective application. This Form 8-K is being filed to revise the audited consolidated financial statements of Level 3 as of December 31, 2008 and 2007 and for each of the years in the three-year period ended December 31, 2008 to reflect the retrospective application of FSP APB 14-1.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
None

(b)	Pro Forma Financial Information
None

(c)	Shell Company Transactions
None

(d)	Exhibits
The following exhibits are being filed herewith.

Exhibit
	Number	Description

	23.1	Consent of KPMG LLP

	99.1	Level 3 Communications, Inc. Consolidated Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Eric J. Mortensen
Eric J. Mortensen
Senior Vice President and Controller

Date: June 18, 2009